UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2008
PRIME STAR GROUP, INC. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	001-32220 (Commission file number)	87-0636498 (IRS Employer Identification Number)
2580 Anthem Village Dr., Suite B1, Henderson, Nevada 89052 (Address of principal executive offices)(Zip Code)
(Registrant's telephone number, including area code)
AMERICAN WATER STAR, INC (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below).

□        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□        Pre-commencement communications pursuant to Rule 14d-2(b) uner the Exchange Act (17 CFR 240.14d-2(b)).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 11, 2008, the Company filed a Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State.  The amendment changed the Company’s name from American Water Star, Inc. to Prime Star Group, Inc. reverse split the shares of the Company on a one for one-hundred basis, reauthorized the par value at .0001 per share and increased the number of shares authorized thereafter to 125,000,000 common shares and 25,000,000 preferred shares.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits
3.1           Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER STAR, INC.
Date: April 16, 2008	By:	/s/ Roger Mohlman
Roger Mohlman
President and Chief Executive Officer